                                                                  EXHIBIT 23D

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated September 6, 1996 (except with respect to the matter discussed in Note 11 to the consolidated financial statements, as to which the date is September 11, 1996) on the consolidated financial statements of Introspect HealthCare Corporation and Subsidiaries as of June 30, 1996 and for the year then ended included in Youth Services International Inc.'s amended Form 8-K (Commission File No. 0-23284) and to all references to our Firm included in this Form S-3.




Tucson, Arizona,
  October 15, 1996.